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                                                                    EXHIBIT 3.22

                          DUO-FORM OF MICHIGAN, INC.

                                    BY-LAWS

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                                    ARTICLE I
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                                  CAPITAL STOCK
                                  -------------


     SEC. 1. CAPITAL STOCK. The Capital of this Corporation shall be divided into 500 common shares of $100 par value.

     SEC. 2. CERTIFICATE OF SHARES. The Certificates for shares of the Capital Stock of this Company shall be in such form, not inconsistent with the Articles of Incorporation, as shall be approved by the Board of Directors. The Certificates shall be signed by any of the following persons: The Chairman of the Board; Vice-Chairman of the Board; President; Vice-President; and by any of the following persons: The Treasurer; Assistant Treasurer; Secretary or Assistant Secretary.

     SEC. 3. TRANSFER OF SHARES. Shares of the Capital Stock of the Company shall be transferred by endorsement of the certificates representing said shares by the registered holder thereof or his attorney, and its surrender to the Secretary for cancellation. Whereupon the Secretary shall issue to the transferee or transferees, as specified by the endorsement upon the surrendered certificate, new certificates for a like number of shares. Transfers shall be made only upon the books of the Company and upon said surrender and cancellation; and shall entitle the transferee to all the privileges, rights and interests of a shareholder of this Company. Transfers limited to Agreement dated May 21, 1976.

     SEC. 4. SHAREHOLDERS ENTITLED TO VOTE AND RECEIVE DIVIDENDS. The Board of Directors shall have the right to fix a date as the record date for the determination of the shareholders entitled a) to vote at any meeting of shareholders, or b) to receive any dividend or exercise any right; provided that said record date shall not be more than sixty days or less than ten days before the date of the said meeting, nor more than sixty days prior to the date for the payment of said dividend or for the exercise of said right.

     SEC. 5. LIEN. The Corporation shall have a security interest, subject to the provisions of the Michigan Uniform Commercial Code, in all stock to secure the payment of any indebtedness owing the corporation by any shareholder. The said shareholder shall deliver his stock to the Corporation at the same time that the debt is incurred. The Corporation shall return the said shares when the indebtedness is discharged.

     SEC. 6. LOST CERTIFICATES. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, upon the corporation being fully indemnified therefor.

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                               BY-LAWS (Continued)

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     SEC. 7. DIVIDENDS. The Board of Directors, in its discretion, from time to time, may declare dividends upon the Capital Stock from the surplus.

     SEC. 8. FISCAL YEAR. The fiscal year of the Company shall end on the 31st day of December in each year.

     SEC. 9. CORPORATE SEAL. The Board of Directors shall provide a suitable corporate seal, which seal shall be in charge of the Secretary, and shall be used by him.


                                   ARTICLE II
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                              SHAREHOLDERS' MEETINGS
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     SEC. 1. ANNUAL MEETING. Meetings of the Shareholders of the Company shall be held annually at the registered office of the Company at 8:00 o'clock, A.M. on the l5th day of March, of each year not a legal holiday, and if a legal holiday, then on the day following for the purpose of electing directors and for the transaction of such other-business as may be brought before the meeting.

     SEC. 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by any of the Officers of the Corporation. Special meetings of the Corporation may be called by any shareholder selected to call said meeting by shareholder's of record owning a majority in amount of the voting capital stock of the company. Attendance of 100 percent of shareholders shall be required for special meetings.

     SEC. 3. NOTICE. Written notice of the time, place and purposes of a meeting of shareholders shall be given, either personally or by mail, to each shareholder of record entitled to vote at the meeting, not less than ten nor more than sixty days before the date of the meeting. Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of the notice of the meeting, except when a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     SEC. 4. QUORUM. The holder of shares entitled to cast a majority of the votes at a meeting constitute a quorum at the said meeting. The shareholders present in person, or by proxy, at such meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

     SEC. 5. VOTING. Each outstanding share of stock is entitled to one vote on each matter submitted to a vote. The votes shall be cast orally unless the

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                               BY-LAWS (Continued)

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holders of a majority of the shares present and entitled to vote at said meeting shall determine that the vote shall be in writing; provided that the vote for the Directors shall be in writing; and the Directors shall be voted for at one time as a group on one ballot; and shall not be voted for individually one at a time. Any shareholder may vote in person or by proxy provided that the proxy shall be signed by the shareholder or his authorized agent or representative.
Any proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy.

     SEC. 6. INSPECTORS. If a shareholder present in person or by proxy at a meeting and entitled to vote at said meeting requests the appointment of inspectors, the presiding officer at said meeting shall appoint one or more inspectors who shall determine the number of shares outstanding; and the voting power of each; the shares represented at the meeting; the existence of a quorum, the validity and effect of proxies; and said inspector or inspectors shall receive votes, ballots or consents; hear and determine challenges and questions arising in connection with the right to vote; count and tabulate votes; ballots or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SEC. 7. ORGANIZATION. The President shall call meetings of the shareholders to order and shall act as Chairman of such meetings, unless otherwise determined by the holders of a majority of all the shares of the capital stock issued outstanding, present in person or by proxy. The Secretary of the Company shall act as Secretary of all meetings of the Company, but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

     SEC. 8. NOTICE. All notices to the shareholders, directors or officers of the company shall be mailed to the address designated by that person for the purpose of said notice; or if no address is designated, at his last known address. The said notice is deemed to have been served when it is deposited with postage thereon, prepaid, in a U. S. Post Office or U. S. Mail Box.

     SEC. 9. NEW SHAREHOLDERS. Every person becoming a shareholder in this Company shall be deemed to assent to these By-Laws. Said person shall deliver to the Secretary, the address to which he desires notices to be sent. All notices mailed to said address shall be deemed to have been properly served upon said new shareholder. Any person who fails to so designate his address to the said Secretary, shall be deemed to have waived any and all notices.

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                               BY-LAWS (Continued)

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                                   ARTICLE III
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                                    DIRECTORS
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     SEC. 1. NUMBER, CLASSIFICATION AND TERM OF OFFICE.
A. The business and affairs of the corporation shall be managed by the Board of Directors.
B. The number of Directors shall be 1; but the number may be changed from time to time by the amendment of these By-Laws. The first Board of Directors shall hold office until the first annual meeting of shareholders. At the first meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the succeeding annual meeting. A director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his resignation or removal.

     SEC. 2. PLACE OF MEETING. The Directors may hold their meetings in such place or places within or without this State as a majority of the Board of Directors may, from time to time determine.

     SEC. 3. MEETINGS. Meetings of the Board of Directors may be called at any time by the President or the Secretary or by a majority of the Board of Directors. The Directors shall be notified in writing of the time, place and purpose of all meetings of the Board at least three days prior to the date scheduled for said meeting with the exception of the annual meeting of the Board of Directors, for which no notice shall be provided, and which shall be held immediately after the annual meeting of the shareholders. Attendance of a director at a meeting constitutes a waiver of notice of said meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Philip Beardslee shall be notified in accordance with agreement of May 21, 1976.

     SEC. 4. QUORUM. A majority of the members of the Board then in office constitutes a quorum for the transaction of business. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board; provided that amendment of the By-Laws by the Board of Directors requires the vote of not less than a majority of the members of the Board then in office.

     SEC. 5. ACTION WITHOUT A MEETING. Any action which might be taken at a meeting of the Board may be taken without a meeting if before or after the said action all members of the Board consent thereto in writing. The written consents shall be filed with the Minutes of the proceedings of the Board. The consent has the same effect as a vote of the Board for all purposes.

     SEC. 6. VACANCIES. Vacancies in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less

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                               BY-LAWS (Continued)

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than a quorum of the Board, for a term of office  continuing only until the next election of Directors by the shareholders.

     SEC. 7. COMPENSATION. No Director shall receive any salary or compensation for his services as Director unless otherwise especially ordered by the Board of Directors or by the By-Laws.


                                   ARTICLE IV
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                                    OFFICERS
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     SEC. 1. At the annual meeting of the Board of Directors the Board shall select a President, a Secretary and a Treasurer and may select one or more vice Presidents, Assistant Secretaries and Assistant Treasurers who shall serve for the period of one year or until their successors shall be chosen. Two or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles of Incorporation or By-Laws to be executed and acknowledged or verified by two or more officers.

     SEC. 2. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board of Directors. Without limitation of any right of an officer or agent to recover damages for breach of contract, the Board of Directors may remove any officer or agent whenever, in their judgment, the business interests of the Corporation will be served thereby.

     SEC. 3. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.


                                    ARTICLE V
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                               DUTIES OF OFFICERS
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     SEC. 1. PRESIDENT. The President shall be the chief executive officer of the Company, and in the recess of the Board of Directors shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to delegate any specific power except such as may be by statute exclusively conferred upon the President, to any other officer or officers of the Company. He shall preside at all meetings of the Directors and all meetings of the shareholders, unless otherwise determined by a majority of all the shares of the capital stock issued and outstanding, present in person or by proxy.

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                               BY-LAWS (Continued)

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     SEC. 2. VICE-PRESIDENT. In case the office of President shall become vacant by death, resignation, or otherwise, or in case of the absence of the President, or his disability to discharge the duties of his office, such duties shall, for the time being, devolve upon the Vice-President who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him to do.

     SEC. 3. TREASURER. The Treasurer shall have custody and keep account of all money, funds and property of the Company, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statement to the Directors and President as may be required of him. He shall deposit all funds of the Company which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Company, and shall exhibit his books and accounts, at all reasonable times, to any Director of the Company upon application at the office of the Company during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Company, taking proper vouchers therefor; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.

     SEC. 4. SECRETARY. The Secretary of the Company shall keep the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he shall attend to the giving and receiving of all notices of the Company; he shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct; all of which, shall, at all reasonable times, be open to the examination of any Director upon application at the office of Secretary, and in addition such other duties as may be delegated to him by the Board of Directors.

     SEC. 5. CONTRACTS SIGNED BY OFFICERS. Any of the following officers, President, Vice President, Secretary or Treasurer may sign any contracts of the Corporation unless otherwise provided by the Board of Directors.


                                   ARTICLE VI
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                                   AMENDMENTS
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     The shareholders or the Board may alter, amend, repeal or make additions to the By-Laws.